EXHIBIT 99.1

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NEWS RELEASE
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[NEXTEL PARTNERS LOGO]                 NEXTEL PARTNERS, INC.
                                       4500 Carillon Point
                                       Kirkland, WA  98033
                                       (425) 576-3600
                                                                       CONTACTS:
                                    INVESTORS:  ALICE KANG RYDER  (425) 576-3696
                                           MEDIA:  SUSAN JOHNSTON (425) 576-3617

      NEXTEL PARTNERS REPORTS RECORD TOP-LINE RESULTS IN THIRD QUARTER 2005

      - 32% YEAR-OVER-YEAR GROWTH IN SERVICE REVENUES TO $445.2 MILLION -
            - COMPANY-BEST NET SUBSCRIBER ADDITIONS OF 107,200 -
                 - $69 AVERAGE MONTHLY REVENUE PER SUBSCRIBER UNIT -
                       - 1.3% AVERAGE MONTHLY CHURN -

KIRKLAND, Wash. - October 18, 2005 - Nextel Partners, Inc. (NASDAQ: NXTP) today reported record top-line results for the third quarter of 2005. During the period, the company saw an acceleration in service revenues, which increased 32% over the prior year's third quarter to $445.2 million. The growth was driven by the company's best ever net subscriber additions and higher ARPU (average monthly revenue per subscriber unit). For the fifth consecutive quarter, Nextel Partners established a new company high in quarterly net additions by adding 107,200 subscribers during the third quarter, representing 27% subscriber growth over the previous year's third quarter, to end the period with 1,912,300 digital subscribers. Third quarter ARPU was $69, an increase of $1 from second quarter 2005. Inclusive of roaming revenues, ARPU for the third quarter was $80, an increase of $2 from the previous quarter. In the third quarter, Partners maintained average monthly churn at company-best levels of 1.3% for a second consecutive quarter.

"We're very pleased to see our continued focus on operations drive impressive results. With record subscriber additions, company-low churn and higher ARPUs, third quarter 2005 was Partners' best quarter ever," said John Chapple, Partners' Chairman, CEO and President. "These results are a testament to the dedication of all of our partners (employees) who are focused day-in and day-out on increasing shareholder value by leveraging our differentiated product and distribution strategy and striving to achieve 100% customer satisfaction by supporting our ever-growing customer base."

During the quarter, Partners responded on multiple fronts to Hurricanes Katrina and Rita which struck the company's Southeast territories. In advance of both disasters, technicians were on hand to work quickly to restore network outages at over 200 cell sites, and to date, all but one of the affected sites are up and running. The company also donated hundreds of phones to local American Red Cross chapters, public safety officials and Emergency Operation Centers for use in coordinating rescue and relief efforts throughout the region. In addition, partners (employees) have pitched in to help with recovery efforts, offering evacuees and their families free local and long-distance calls, and raising funds for the American Red Cross Relief effort.

"We remain committed to doing our part to help restore the affected communities in our territory," said Chapple. "I am extremely gratified by the efforts of our partners who have worked tirelessly to achieve such a rapid recovery, which I believe is a prime example of the emphasis on customer experience that is pervasive throughout our organization and is the foundation for our successes to date."

NON-GAAP FINANCIAL MEASURES
The information presented in this press release and in the attached financial tables includes financial information prepared in accordance with generally accepted accounting principles in the U.S., or GAAP, as well as other financial measures that may be considered non-GAAP financial measures, including ARPU.


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Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As described more fully in the notes to the attached financial tables, management believes these non-GAAP measures provide meaningful additional information about our performance and our ability to service our long-term debt and other fixed obligations and to fund our continued growth. The non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Reconciliations from GAAP results to these non-GAAP financial measures are provided in the notes to the attached financial tables. In addition, to view these and other reconciliations and information about how to access the conference call discussing Nextel Partners' third quarter, visit the 'Investor Relations' tab at www.nextelpartners.com.

THIRD QUARTER 2005 RESULTS CONFERENCE CALL - THURSDAY, OCTOBER 27, 2005
Nextel Partners will be hosting its third quarter 2005 conference call on Thursday, October 27, 2005 at 11:00 AM EDT. The call-in number is 1-888-540-9242 or 1-517-645-6034. The passcode is PARTNER. Instant replay of the call will be available until Friday, November 18, 2005 by calling 1-800-337-5620 or 1-203-369-3253. The conference call will also be available via a live webcast. To listen to the live call, please go to http://www.nextelpartners.com at least fifteen minutes early to register, download, and install any necessary software. For those who cannot listen to the live broadcast, it will be archived on the website following the call.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. A number of the matters and subject areas discussed in this press release that are not historical or current facts deal with potential future circumstances and developments, including without limitation, matters related to Nextel Partners' growth strategies and future financial and operating results. The words "believe," "expect," "intend," "estimate," "assume" and "anticipate," variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from Nextel Partners' actual future experience involving any one or more of such matters and subject areas. Nextel Partners has attempted to identify, in context, certain of the factors that it currently believes may cause actual future experience and results to differ from Nextel Partners' current expectations regarding the relevant matter or subject area. Such risks and uncertainties include the economic conditions in our targeted markets, performance of our technologies, competitive conditions, customer acceptance of our services, access to sufficient capital to meet operating and financing needs and those additional factors that are described from time to time in Nextel Partners' reports filed with the SEC, including Nextel Partners' annual report on Form 10-K for the year ended December 31, 2004, its quarterly filings on Form 10-Q, and its recently filed proxy statement. Such risks and uncertainties include risks relating to the Nextel Communications-Sprint merger. With the closing of that merger, Nextel Communications may alter its business focus and may have conflicts of interest with Nextel Partners that would not exist in the absence of the merger. Nextel Partners cannot predict the effect on the company of changes resulting from the merger or the timing of any potential impact, which may be materially adverse. Because of the substantial uncertainty around these developments and the fact that they are outside the control of Nextel Partners, none of the forward-looking statements herein gives effect to any potential impact of these events. Sprint Nextel and Nextel Communications have already disclosed plans that Nextel Partners believes are in violation of the joint venture agreements between Nextel Partners and Nextel Communications. Nextel Partners has commenced legal proceedings against Nextel Communications in connection with these plans. While an arbitration panel in these proceedings denied Nextel Partners' request for a preliminary injunction to prevent Nextel Communications' use of the new Sprint-Nextel brand, the panel found that Nextel Partners was likely to prevail on the claim that the use of the new Sprint-Nextel brand by Nextel Communications' operating subsidiaries, without making the new brand available to Nextel Partners, violates the non-discrimination provisions of the joint venture agreement. We cannot predict the timing or the outcome of any future proceedings. Forward-looking statements contained herein assume that Nextel Communications, and the combined Sprint-Nextel Communications, fully comply with their obligations to Nextel Partners under these agreements in the future. This press release speaks only as of its date, and Nextel Partners disclaims any duty to update the information herein.


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Nextel Partners, Inc. (NASDAQ:NXTP), a FORTUNE 1000 company based in Kirkland,
Wash., has exclusive rights to offer the same fully integrated, digital wireless communications services offered by Nextel Communications in mid-sized and rural markets in 31 states where approximately 54 million people reside. Nextel Partners and Nextel Communications together offer the largest guaranteed all-digital wireless network in the country serving 297 of the top 300 U.S. markets. To learn more about Nextel Partners, visit www.nextelpartners.com.


                                    - more -




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                     NEXTEL PARTNERS, INC. AND SUBSIDIARIES
                              SUPPLEMENTAL SCHEDULE
                (DOLLARS IN THOUSANDS UNLESS NOTED, EXCEPT ARPU)
                                   (UNAUDITED)


ARPU - AVERAGE REVENUE PER UNIT
ARPU is an industry term that measures total service revenues per month from our subscribers divided by the average number of subscribers in commercial service during the period. ARPU, itself, is not a measurement determined under GAAP in the United States of America and may not be similar to ARPU measures of other companies; however, ARPU uses GAAP measures as the basis for calculation. We believe that ARPU provides useful information concerning the appeal of our rate plans and service offering and our performance in attracting high value customers. The following schedule reflects the ARPU calculation and provides a reconciliation of service revenues used for the ARPU calculation to service revenues that will be reported on our Consolidated Statements of Operations, which we believe is the most directly comparable GAAP measure to the service revenues measure used for the ARPU calculation:

ARPU (WITHOUT ROAMING REVENUES)

                                                                                           FOR THE THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,                   JUNE 30,
                                                                                ---------------------------------------------
                                                                                     2005                          2005
                                                                                ---------------------------------------------



Service revenues (to be reported on Consolidated Statements of Operations)      $      445,235            $      410,420
Activation fees deferred (recognized) for SAB No. 101                                     (444)                     (562)
Add:  activation fees reclassified for EITF No. 00-21                                    6,220                     3,695
Less: roaming revenues and other non-service revenues                                  (64,667)                  (57,746)
                                                                                ---------------------------------------------
Service revenues for ARPU                                                       $      386,344            $      355,807
                                                                                =============================================

Average units (subscribers)                                                              1,862                     1,740
                                                                                =============================================

ARPU                                                                            $           69            $           68
                                                                                =============================================



ARPU (INCLUDING ROAMING REVENUES)

                                                                                           FOR THE THREE MONTHS ENDED
                                                                                  SEPTEMBER 30,                   JUNE 30,
                                                                                ---------------------------------------------
                                                                                     2005                          2005
                                                                                ---------------------------------------------

Service revenues (to be reported on Consolidated Statements of Operations)      $      445,235            $      410,420
Activation fees deferred (recognized) for SAB No. 101                                     (444)                     (562)
Add:  activation fees reclassified for EITF No. 00-21                                    6,220                     3,695
Less:  other non-service revenues                                                       (6,858)                   (6,987)
                                                                                ---------------------------------------------
Service plus roaming revenues for ARPU                                          $      444,153            $      406,566
                                                                                =============================================

Average units (subscribers)                                                              1,862                     1,740
                                                                                =============================================

ARPU, including roaming revenues                                                $           80            $           78
                                                                                =============================================